Exhibit 99.1

For Further Information:

PET DRX CORPORATION:	AT FINANCIAL RELATIONS BOARD:
Gregory J. Eisenhauer, CFA	Kathy Price
EVP & Chief Financial Officer	Senior Vice President
(615) 369-1930	(213) 486-6547
kprice@frbir.com

FOR IMMEDIATE RELEASE

PET DRX AFFIRMS 2008 GUIDANCE

- Improving Hospital Margins and the Re-Activation of the Company’s Acquisition Pipeline
Gives Management Reason to Remain Optimistic About Outlook for 2008 -

SAN JOSE, California – March 13, 2008 – Pet DRx Corporation (“Pet DRx” or the “Company”) (OTCBB: PDXC), a provider of veterinary primary care and specialized services to companion animals, today affirmed its 2008 guidance, noting that improving hospital margins and the re-activation of its acquisition pipeline gives management reason to remain optimistic about its outlook for the year.

In December 2007, Pet DRx advised that for the full year 2008 it anticipated achieving:

•	Same store revenue growth of >10% for the 26 hospitals in its current portfolio;

•	Aggregate same store hospital operating margins increasing throughout 2008 and averaging 15% to 19% for the full year;

•	Revenues for the full year (before acquisitions) in the range of $75 - $80 million; and

•	Additional pro forma revenue for the full year in the range of $40 - $60 million derived from acquisitions.

“When we met with investors in late 2007, we told them that we expected to see improved revenues and hospital margins in the first quarter of 2008, and our preliminary results for January and February indicate this is the case,” said Gregory J. Eisenhauer, chief financial officer of Pet DRx.

Robert Wallace, chief executive officer, added, “Now that our management is able to focus on day-to-day operations, we have re-engaged talks with potential acquisition targets to broaden and/or complement our existing markets.  Based on discussions with several acquisition targets in recent weeks, we anticipate announcing signed contracts sometime in the second quarter.

“Our unique ‘hub-and-spoke’ regional system is appealing to the veterinary community because it not only enables traditional, smaller general veterinary practices (‘spokes’) to leverage the diagnostic/medical services of a specialized and/or emergency hospital (‘hub’), but also to reduce redundancies, eliminate inefficiencies and enhance doctor productivity.  Therefore, we believe it is truly a win-win scenario for all parties,” concluded Mr. Wallace.

About Pet DRx Corporation

Pet DRx Corporation provides veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals.  The Company currently owns and operates 26 leading veterinary hospitals in the state of California, which it has organized into unique, regional “hub and spoke” networks.  Pet DRx provides a full range of medical treatments, including preventive care measures such as examinations, vaccinations, spaying/neutering and dental care, as well as specialized services such as internal medicine, surgery, cardiology, ophthalmology, dermatology, oncology, neurology, x-ray and ultrasound.

Safe Harbor Statement

Certain matters discussed in this press release, including statements as to the expected benefits of the combination of the two companies, future product and service offerings and expected synergies, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the Company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which the Company is engaged, veterinary services trends, including factors affecting supply and demand, dependence on acquisitions for growth, labor and personnel relations, changing interpretations of generally accepted accounting principles and other risks detailed from time to time in the Company’s SEC reports, including its Form 10-K and 10-Q filings and Form S-4 Registration Statement. These forward-looking statements speak only as of the date hereof. The Company disclaims any intention or obligation to update or revise any forward-looking statements.

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